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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:    January 22, 2004

Commission File Number	Exact name of registrant as specified in its charter and principal office address and telephone number	State of Incorporation	I.R.S. Employer ID. Number
1-14514	Consolidated Edison, Inc. 4 Irving Place, New York, New York 10003 (212) 460-4600	New York	13-3965100
1-1217	Consolidated Edison Company of New York, Inc. 4 Irving Place, New York, New York 10003 (212) 460-4600	New York	13-5009340
1-4315	Orange and Rockland Utilities, Inc. One Blue Hill Plaza, Pearl River New York 10965 (845) 352-6000	New York	13-1727729

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.    OTHER EVENTS AND REGULATION FD DISCLOSURE

2003 Financial Results

        Unaudited net revenues (operating revenues less purchased power, fuel and gas purchased for resale), operating income and net income for common stock for the years 2003 and 2002 for Consolidated Edison, Inc. (Con Edison) and its consolidated subsidiaries Consolidated Edison Company of New York, Inc. (Con Edison of New York) and Orange and Rockland Utilities, Inc. (O&R) were as follows:

	Con Edison		Con Edison of New York		O&R
(Millions of Dollars)
	2003	2002	2003	2002	2003	2002
Net revenues	$4,550	$4,416	$3,970	$3,898	$356	$325
Operating income	934	1,060	942	954	68	72
Net income for common stock	528	646	591	605	45	45

        For Con Edison and Con Edison of New York, results for 2003, as compared to 2002 period, were negatively affected by a reduction in net credits for pension and other post-retirement benefits, higher depreciation and property tax expense and the settlement, subject to regulatory approval, regarding the nuclear generating unit sold in 2001, offset in part by higher net revenues and lower operating and maintenance expense. For Con Edison and O&R, results reflect the disallowance of certain purchased power costs of O&R's New Jersey utility subsidiary. For Con Edison, results for 2003, as compared to 2002, were also negatively affected by impairment charges for certain unregulated telecommunications and generating assets, lower merchant generation margins, and additional costs relating to unregulated generating units placed in service.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

99
Press release, dated January 22, 2004, furnished pursuant to Item 12 of Form 8-K.

ITEM 12.    RESULTS OF OPERATIONS AND FINANCIAL CONDITION

        On January 22, 2004, Con Edison issued a press release reporting, among other things, its results of operations for 2003. Con Edison's condensed consolidated balance sheets at December 31, 2003 and 2002 and consolidated income statements for 2003 and 2002 were attached to the press release. The press release (including its attachments), which is "furnished" as an exhibit to this report pursuant to Item 12 of Form 8-K, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section and shall not be incorporated by reference into any filing under the Securities Act of 1933.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED EDISON, INC.
CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.
By	/s/ EDWARD J. RASMUSSEN Edward J. Rasmussen Vice President and Controller
ORANGE AND ROCKLAND UTILITIES, INC.
By	/s/ LOUIS M. BEVILACQUA Louis M. Bevilacqua Chief Financial Officer and Controller

DATE:    January 22, 2004

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INFORMATION TO BE INCLUDED IN THE REPORT
  ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE
  ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
  ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION
SIGNATURE